EXHIBIT 10.1

May 9, 2016

Mr. Timothy A. Knox
6904 Paradise Lane
Midland, Texas 79707

Re:    Amendment to Employment Agreement (the “Employment Agreement”) dated as of August 4, 2014, between CSI Compressco GP Inc. (the “Company”) and Timothy A. Knox

Dear Tim:

In order to address the challenges that the Company continues to face with the downturn in the oil and gas market, we are implementing workweek schedule and wage reductions.

Please sign below to confirm your consent and agreement that your current Base Salary set forth in Section 3.1 of the Employment Agreement will be reduced by 10% from $400,000 to $360,000 (on an annual basis) effective May 14, 2016. You also understand that your incentive compensation under the CICP (as defined in the Employment Agreement) for 2016 will be based on your Base Salary in effect on December 31, 2016. You further acknowledge and agree that this salary reduction does not constitute “Good Reason” for termination as defined in Section 4.4 of the Employment Agreement.

In this very difficult market, we appreciate your continued commitment and hard work.

Sincerely,

/s/Bass C. Wallace, Jr.
Bass C. Wallace, Jr., General Counsel

Agreed to and acknowledged
on May 9, 2016 by:

/s/Timothy A. Knox
Timothy A. Knox

CSI Compressco LP P.O. Box 60760, Midland, TX 79711.
1-432-563-1170 www.csicompressco.com